Exhibit 10.39

Summary of Translation of the

Sales Contract, by and between the West Site Department of Bazhou, Zhongyuan

Petroleum Exploration Bureau Project Construction Corporation (“BUYER”) and Jining

ENI Energy Technology Co., Ltd. (“SELLER”)

On May 14, 2008, the Seller executed a Sales Contract with the Buyer whereby the Seller agreed to sell and the Buyer agreed to buy a quantity of valves for the price of RMB 1,577,842.50. The Seller delivered the valves in two installments, first on July 12, 2008 and second on August 10, 2008. The Seller has received payment in the amount of RMB 300,000, leaving an outstanding balance of RMB 1,277,842.50.